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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2003

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL 60195
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (847) 781-3600

Item 2. Acquisition or Disposition of Assets.

        Effective July 1, 2003, the Registrant completed its acquisition of Whitman Education Group, Inc., operator of Ultrasound Diagnostic Schools, Sanford-Brown Colleges and Colorado Technical Universities. Pursuant to the terms of the merger agreement, Whitman's shareholders will receive an aggregate of approximately $95.4 million in cash and approximately 2.2 million shares of the Registrant's common stock in exchange for their shares of Whitman common stock. Outstanding options to purchase Whitman common stock were cancelled and the holders of those options will receive an aggregate of approximately $23.9 million in cash.

        Whitman is a proprietary provider of career-oriented postsecondary education. Through three wholly-owned subsidiaries, Whitman currently operates 22 schools in 13 states offering a range of graduate, undergraduate and non-degree certificate and diploma programs primarily in the fields of healthcare, information technology and business, to approximately 10,000 students.

        Other information required by this Item is included in the Registrant's Registration Statement on Form S-4, as amended, Registration No. 333-104921 (the "S-4 Registration Statement"), and is omitted from this Report pursuant to Instruction B.3 to Form 8-K. The shares of Registrant's common stock issuable to Whitman's shareholders in the merger were registered under the S-4 Registration Statement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        Pursuant to Instruction B.3 to Form 8-K, the information required by sections (a) and (b) of this Item has been omitted because it was previously reported in the S-4 Registration Statement.

(c)
Exhibits. The exhibit to this Report is listed in the Exhibit Index listed elsewhere herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION
By:	/s/ PATRICK K. PESCH Patrick K. Pesch Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: July 14, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
2.1	Agreement and Plan of Merger among Career Education Corporation, Marlin Acquisition Corp. and Whitman Education Group, Inc., dated as of March 26, 2003 (incorporated by reference to Exhibit 2.1 to the Form 8-K of the Registrant filed with the Securities and Exchange Commission on March 27, 2003).

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX